Exhibit 10.1
PROMISSORY NOTE

$15,000,000	Chicago, Illinois
December 6, 2006

FOR VALUE RECEIVED, SEMCO ENERGY, INC. (the “Borrower”), HEREBY PROMISES TO PAY to the order of JPMORGAN CHASE BANK, N.A. (the “Bank”), at its offices located at 1111 Polaris Parkway, Columbus, Ohio 43240, or at such other place as the Bank or any holder hereof may from time to time designate, the principal sum of FIFTEEN MILLION DOLLARS ($15,000,000), or such lesser amount as may constitute the outstanding balance hereof, in lawful money of the United States, on the Maturity Date (as hereinafter defined) set forth on the Grid Schedule (or earlier as hereinafter referred to), and to pay interest in like money at such office or place from the date hereof on the unpaid principal balance of each Loan (as hereinafter defined) made hereunder at a rate equal to the Applicable Interest Rate (as hereinafter defined and computed on the basis of the actual number of days elapsed on the basis of a 360-day year) for such Loan, which shall, in the case of Prime Rate Loans (as hereinafter defined) be payable on the last day of each calendar month and, in the case of Fixed Rate Loans (as hereinafter defined), be payable on the later of (i) the last day of the Interest Period relating to such Loan or (ii) the last day of each calendar month, provided, that, if an Interest Period is greater than three (3) months, interest shall be payable at three (3) month intervals after such Loan is made, and further provided that interest shall be payable at the time such Loan shall be due and payable by acceleration and thereafter, on demand. Interest on any past due amount, whether at the due date thereof or by acceleration or upon default, shall be payable at a rate two percent (2%) per annum above the Bank's Prime Rate which rate shall be computed for actual number of days elapsed on the basis of a 360-day year and shall be adjusted as of the date of each such change, but in no event higher than the maximum permitted under applicable law. “Prime Rate” shall mean the rate of interest as is publicly announced by the Bank from time to time as its Prime Rate.

Interest/Grid Schedule

The Bank is authorized to enter on the Grid Schedule attached hereto (i) the amount of each Loan made from time to time hereunder, (ii) the date on which each Loan is made, (iii) the date on which each Loan shall be due and payable to the Bank, provided that all Loans outstanding will be due and payable no later than May 1, 2007 (the “Maturity Date”), (iv) the interest rate agreed between the Borrower and the Bank as the interest rate to be paid to the Bank on each Loan (each such rate, the “Applicable Interest Rate”), which rate, at the Borrower's option in accordance herewith, shall be at (a) the Prime Rate (the “Prime Rate Loan(s)”), or (b) a fixed rate of interest determined by and available at the Bank in its sole discretion (the “Fixed Rate”) for the applicable Interest Period (the “Fixed Rate Loan(s)”), (v) the amount of each payment made hereunder, and (vi) the outstanding principal balance of the Loans hereunder from time to time. The date, amount, rate of interest and maturity date of each Loan and payment(s) (if any) of principal, the Loan(s) to which such payment(s) will be applied (which shall be at the discretion of the Bank) and the outstanding principal balance of Loans shall be recorded by the Bank on its books and records (which may be electronic in nature) and at any time and from time to time may be, and shall be prior to any transfer and delivery of this Note, entered by the Bank on the schedule attached or any continuation of the schedule attached hereto by the Bank (at the discretion of the Bank, any such entries may aggregate Loans (and payments thereon) with the same interest rate and tenor and, if made on a given date, may show only the Loans outstanding on such date). Any such entries shall be conclusive in the absence of manifest error. The failure by the Bank to make any or all such entries shall not relieve the Borrower from its obligation to pay any and all amounts due hereunder.

Prepayment

The Borrower shall not have the right to prepay any Fixed Rate Loan prior to the Maturity Date of such Loan unless in connection therewith the Borrower reimburses the Bank on demand for any loss incurred or to be incurred by it in the reemployment of the funds released by any prepayment in accordance with the indemnity provisions set forth hereinbelow.

Discretionary Loans by the Bank

The Bank, pursuant to a letter dated of even date herewith, has approved an uncommitted line of credit to the Borrower in a principal amount not to exceed the face amount of this Note. The execution and delivery of this Note and the acceptance by the Bank of this Note shall not be deemed or construed to create any contractual commitment to lend by the Bank to the Borrower. The line of credit is in the form of advances made from time to time by the Bank in its sole and absolute discretion to the Borrower. This note evidences the Borrower’s obligations to repay those advances. The aggregate outstanding principal amount of debt evidenced by this Note is the amount so reflected from time to time in the records of the Bank. Fixed Rate Loans shall be in a minimum principal amount of $100,000. Each such request for a Loan shall be made by any officer of the Borrower or any person designated in writing by any such officer, all of which are hereby designated and authorized by the Borrower to request Loans and agree to the terms thereof (including without limitation the Applicable Interest Rate and Maturity Date with respect thereto). The Borrower shall give the Bank notice no later than 11:00AM (Central time) on the Business Day of any such borrowing, specifying whether the Loan shall bear interest at the Prime Rate or the Fixed Rate and the Interest Period applicable thereto. In the event the Borrower shall fail to provide such notice, the Loan shall be deemed to bear interest at the applicable Prime Rate. The principal amount of each Loan shall be prepaid on the earlier to occur of the Maturity Date applicable thereto, or the date upon which the entire unpaid balance hereof shall otherwise become due and payable.

Indemnity

The Borrower shall indemnify the Bank against (i) any loss or expense which the Bank may sustain or incur as a consequence of the occurrence of any Event of Default and (ii) any loss or expense sustained or incurred including, without limitation, in connection with obtaining, liquidating or employing deposits from third parties as a consequence of the conversion of any Fixed Rate Loan from one interest rate to another or the payment of any principal of any Fixed Rate Loan by the Borrower (in either case, pursuant to a default, change in legality or otherwise) on any day other than the last day of an Interest Period, or the failure by the Borrower to borrow or prepay, convert or continue any Fixed Rate Loan or part thereof once notice has been given; provided, however, that any such indemnity shall be calculated using the Bank’s cost of funds rather than the rate of interest charged to the Borrower and such indemnity shall not include any lost profits to the Bank. The Bank shall provide to the Borrower a statement, supported where applicable by documentary evidence, explaining the amount of any such loss or expense, which statement shall be conclusive absent manifest error.

Events of Default

If: (i) Borrower fails to pay the principal amount of this Note, or any part thereof, when due, by maturity, acceleration or otherwise, or fails to pay any interest, fees or other amounts (other than principal) owing under this Note when due or upon demand, as applicable, and such failure continues for more than three (3) Business Days; or (ii) Borrower fails to comply with any of the terms or provisions of any agreement between Borrower and Bank (taking into account applicable periods of notice and cure, if any); or (iii) Borrower or any Subsidiary thereof becomes insolvent or the subject of a voluntary or involuntary proceeding in bankruptcy, or a reorganization, arrangement or creditor composition proceeding and, in the event of an involuntary proceeding only, such proceeding is not dismissed within sixty (60) days, ceases doing business as a going concern, or is the subject of a dissolution; or (iv) any warranty or representation made by Borrower in connection with this Note shall be discovered to be materially untrue or incomplete when made or when deemed made; or (v) there is a default or event of default under (A) that certain Second Amendment and Restated Credit Agreement, dated September 15, 2005, among Borrower, various financial institutions parties thereto as lenders, LaSalle Bank Midwest National Association, a national banking association, as administrative agent and arranger, National City Bank (fka National City Bank of the Midwest), a national banking association, as syndication agent, and U.S. Bank, N.A., as documentation agent, as the same may be amended, restated, supplemented or replaced from time to time (or, if such agreement expires without renewal or is terminated, in the form in effect immediately prior to such expiry or termination), or (B) that certain Indenture dated as of May 21, 2003, among Borrower and Fifth Third Bank, as trustee, relating to Borrower’s 7-1/8 % Senior Notes due 2008; or (vi) there is any failure by Borrower or any Subsidiary thereof to pay when due any of its other indebtedness in excess of Ten Million Dollars ($10,000,000.00) in the aggregate or in the observance or performance of any term, covenant or condition in any document evidencing, securing or relating to such indebtedness, which failure results in or permits the acceleration of the maturity of such indebtedness; or (vii) there is filed or issued a levy or writ of attachment or garnishment or other like judicial process upon Borrower or any Subsidiary, including, without limitation, any accounts of Borrower with Bank, for an amount or amounts aggregating in excess of One Million Dollars ($1,000,000.00); then and in any such event, in addition to all rights and remedies of the Bank under applicable law and otherwise, all such rights and remedies cumulative, not exclusive and enforceable alternatively, successively and concurrently, the Bank may, at its option, declare any and all of the amounts owing under this Note to be due and payable, whereupon the maturity of the then unpaid balance hereof shall be accelerated and the same, together with all interest accrued hereon, shall forthwith become due and payable provided, however, that if a bankruptcy event specified in subsection (iii) above shall have occurred, all amounts owing under this Note shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by the Borrower. Further, acceptance of any payments shall not waive or affect any prior demand or acceleration of amounts due hereunder, and each such payment made shall be applied first to the payment of accrued interest, then to the aggregate unpaid principal or otherwise as determined by the Bank in its sole discretion. “Subsidiary” means (i) any corporation if more than 50% of the outstanding securities having ordinary voting power are owned or controlled, directly or indirectly, by the Borrower or any one or more of its Subsidiaries; or (ii) any partnership, association, joint venture or similar business or organization if more than 50% of the ownership interests having ordinary voting power are so owned or controlled.

Definitions

A. Business Day

A “Business Day” shall mean any day other than a Saturday, Sunday or other day on which the Bank is authorized or required by law or regulation to close, and which is a day on which transactions are being carried out Chicago, Illinois for Fixed Rate Loans and Prime Loans.

B. Interest Period

For Fixed Rate Loans, “Interest Period” shall mean the period requested by the Borrower and agreed to by the Bank, as available.

If any Interest Period would end on a day which shall not be a Business Day, such Interest Period shall be extended to the next succeeding Business Day. Furthermore, no Interest Period may extend beyond the Maturity Date.

Set-Off

The Borrower hereby gives to the Bank a right of set-off against all moneys, securities and other property of the Borrower and the proceeds thereof, now or hereafter delivered to, remaining with or in transit in any manner to the Bank, its correspondents, affiliates (including J.P Morgan Securities Inc.) or its agents from or for the Borrower, whether for safekeeping, custody, pledge, transmission, collection or otherwise or coming into possession, control or custody of the Bank in any way, and also, any balance of any deposit accounts and credits of the Borrower with, and any and all claims of the Borrower against the Bank at any time existing, hereby authorizing the Bank at any time or times, without prior notice, to apply such balances, credits or claims, or any part thereof, to the obligations of the Borrower under this Note in such amounts as it may select, whether contingent, unmatured or otherwise.

Miscellaneous

The Borrower hereby waives diligence, demand, presentment, protest and notice of any kind, and assents to extensions of the time of payment, release, surrender or substitution of security, or forbearance or other indulgence, without notice.

This Note may not be changed, modified or terminated orally, but only by an agreement in writing signed by the party to be charged and consented to in writing by the party hereof.

The Bank reserves the right to assign or sell participations in the Loans or the Note to any entity (including to any Federal Reserve Bank in accordance with applicable law) and to provide any assignee or participant or prospective assignee or participant with information of the Borrower previously received by the Bank, subject to confidentiality requirements. The Borrower’s consent to such assignment or participation is hereby deemed granted.

The Borrower hereby authorizes the Bank and any other holder of an interest in this Note (a "Holder") to disclose confidential information relating to the financial condition or operations of the Borrower (i) to any director, officer, employee or affiliate of the Bank or any Holder, (ii) to any purchaser or prospective purchaser of an interest in any Loan, (iii) to legal counsel, accountants, and other professional advisors to the Bank or any Holder, (iv) to regulatory officials, (v) as requested or required by law, regulation, or legal process or (vi) in connection with any legal proceeding to which the Bank or any other Holder is a party; provided that, in the case of (i), (ii) and (iii) above, the recipient is notified of the confidential nature of the confidential information and agrees to keep it confidential in the manner provided for herein.

In the event the Bank or any holder hereof shall refer this Note to an attorney for collection, the Borrower agrees to pay, in addition to unpaid principal and interest, all the costs and expenses incurred in attempting or effecting collection hereunder, including reasonable attorney's fees of internal or outside counsel, whether or not suit is instituted.

In the event of any litigation with respect to this Note, THE BORROWER WAIVES THE RIGHT TO A TRIAL BY JURY and all rights of setoff and rights to interpose non-compulsory counter-claims and cross-claims. The Borrower hereby irrevocably consents to the jurisdiction of the courts of the State of Illinois and of any Federal court located in such State in connection with any action or proceeding arising out of or relating to this Note. The execution and delivery of this Note has been authorized by the Board of Directors and by any necessary vote or consent of the stockholders of the Borrower. This Note shall be governed by and construed in accordance with the laws of the State of Illinois applicable to contract made and to be performed in such State, and shall be binding upon the successors and assigns of the Borrower and inure to the benefit of the Bank, its successors, endorsees and assigns.

If any term or provision of this Note shall be held invalid, illegal or unenforceable the validity of all other terms and provisions hereof shall in no way be affected thereby.

SEMCO Energy, Inc.

By:	/s/ Michael V. Palmeri

Michael V. Palmeri
Title:	SVP and Chief Financial Officer

GRID SCHEDULE

DATE	APPLICABLE INTEREST RATE	APPLICABLE INTEREST PERIOD	AMOUNT OF PRINCIPAL REPAID	MATURITY DATE